MANAGEMENT AGREEMENT
                           AMENDMENT AND RESTATEMENT

         AGREEMENT to be effective January 1, 1998, by and between PRINCIPAL GROWTH FUND, INC.(formerly known as Princor Growth Fund, Inc.), a Maryland corporation (hereinafter called the "Fund") and PRINCIPAL MANAGEMENT CORPORATION (formerly known as Princor Management Corporation), an Iowa corporation (hereinafter called "the Manager").

                              W I T N E S S E T H:

         WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:

          (a)  Certificate of Incorporation of the Fund;

          (b)  Bylaws of the Fund as adopted by the Board of Directors;

          (c) Resolutions of the Board of Directors of the Fund selecting the Manager as investment adviser and approving the form of this Agreement; and

          (d) Resolutions of the Board of Directors of the Fund and Minutes of the Special Meeting of Shareholders of the Fund approving the modification of this Agreement.

     WHEREAS, the modification of this Agreement requires that:

     FIRST: This Agreement is hereby amended by striking out Section 6 of the Agreement and inserting in lieu thereof the following:

" 6.     SERVICES FURNISHED BY THE MANAGER

     The Manager (in addition to the services to be performed by it pursuant to Sections 1 and 2 hereof) will:

          (a)  Act as, and provide all services  customarily  performed  by, the
               transfer  and  paying  agent  of  the  Fund  including,   without
               limitation, the following:

               (i) preparation and distribution to shareholders of reports, tax information, notices, proxy statements and proxies;

               (ii) preparation  and  distribution  of dividend and capital gain payments to shareholders;

               (iii)issuance,  transfer and registry of shares,  and maintenance of open account system;

               (iv) delivery,   redemption   and   repurchase  of  shares,   and
                    remittances to shareholders; and

               (v)  communication with shareholders  concerning items (i), (ii),
                    (iii) and (iv) above.

         In the carrying out of this function the Manager may contract with others for data systems, processing services and other administrative services.

          (b) Use its best efforts to qualify the Capital Stock of the Fund for sale in states and jurisdictions other than those in which initially qualified, as directed by the Fund; and

          (c) Prepare stock certificates, and distribute the same as requested by shareholders of the Fund.

     The Manager will maintain records in reasonable detail that will support the amount it charges the Fund for performance of the services set forth in this
Section 6. At the end of each calendar month the Fund will pay the Manager for its performance of these services."


     SECOND: This Agreement is hereby amended by striking out Section 8 of the Agreement and renumbering Sections 9 through 13 hereof.


     THIRD: The Fund desires to restate its Management Agreement as amended so that, as amended, said Agreement shall be restated as follows:


     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of the Fund, and the Manager agrees to act, perform or assume the responsibility therefor in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

 1.  INVESTMENT ADVISORY SERVICES

     The Manager will regularly perform the following services for the Fund:

          (a)  Provide investment research, advice and supervision;

          (b) Provide investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work;

          (c) Furnish to the Board of Directors of the Fund (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for the Fund's portfolio consistent with the Fund's investment objective and policies;

          (d) Implement such of its recommended investment program as the Fund shall approve, by placing orders for the purchase and sale of securities, subject always to the provisions of the Fund's Certificate of Incorporation and Bylaws and the requirements of the Investment Company Act of 1940, as each of the same shall be from time to time in effect;

          (e) Advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the general conduct of the investment business of the Fund; and

          (f) Report to the Board of Directors of the Fund at such times and in such detail as the Board may deem appropriate in order to enable it to determine that the investment policies of the Fund are being observed.

 2.  CORPORATE ADMINISTRATIVE SERVICES

     In addition to the investment advisory services set forth in Section 1, the Manager will perform the following corporate administrative services:

          (a) Furnish the services of such of the Manager's officers and employees as may be elected officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law;

          (b) Furnish office space, and all necessary office facilities and equipment, for the general corporate functions of the Fund (i.e., functions other than (i) underwriting and distribution of Fund shares; (ii) custody of Fund assets, and (iii) transfer and paying agency services); and

          (c) Furnish the services of the supervisory and clerical personnel necessary to perform the general corporate functions of the Fund.

          (d) Determine the net asset value of the shares of the Fund's Capital Stock as frequently as the Fund shall request, or as shall be required by applicable law or regulations.

 3. RESERVED RIGHT TO DELEGATE DUTIES AND SERVICES TO OTHERS

     The Manager in assuming responsibility for the various services as set forth in this Agreement reserves the right to enter into agreements with others for the performance of certain duties and services or to delegate the performance of some or all of such duties and services to Principal Mutual Life Insurance Company, or an affiliate thereof.

 4.  EXPENSES BORNE BY THE MANAGER

     The Manager will pay:

          (a) The compensation and expenses of all officers and executive employees of the Fund;

          (b) The compensation and expenses of all directors of the Fund who are persons affiliated with the Manager; and

          (c) The expenses of the organization of the Fund, including its registration under the Investment Company Act of 1940, and the initial registration and qualification of its Capital Stock for sale under the Securities Act of 1933 and the Blue Sky laws of the states in which it initially qualifies.

 5.  COMPENSATION OF THE MANAGER BY FUND

     For all services to be rendered and payments made as provided in Sections 1, 2 and 4 hereof, the Fund will accrue daily and pay the Manager within five days after the end of each calendar month a fee based on the average of the values placed on the net assets of the Fund as of the time of determination of the net asset value on each trading day throughout the month in accordance with the following schedule.

         Average Daily Net                          Fee as a Percentage of
         Assets of the Fund                         Average Daily Net Assets
     ---------------------------                    ------------------------
     First                 $100,000,000                         0.50%
     Next                   100,000,000                         0.45%
     Next                   100,000,000                         0.40%
     Next                   100,000,000                         0.35%
     Amount Over            400,000,000                         0.30%

     Net asset value shall be determined pursuant to applicable provisions of the Certificate of Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended, then for the purposes of this
Section 5 the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets for each day the suspension continues.

     The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

 6.     SERVICES FURNISHED BY THE MANAGER

     The Manager (in addition to the services to be performed by it pursuant to Sections 1 and 2 hereof) will:

          (a)  Act as, and provide all services  customarily  performed  by, the
               transfer  and  paying  agent  of  the  Fund  including,   without
               limitation, the following:

               (i) preparation and distribution to shareholders of reports, tax information, notices, proxy statements and proxies;

               (ii) preparation  and  distribution  of dividend and capital gain payments to shareholders;

               (iii)issuance,  transfer and registry of shares,  and maintenance of open account system;

               (iv) delivery,   redemption   and   repurchase  of  shares,   and
                    remittances to shareholders; and

               (v)  communication with shareholders  concerning items (i), (ii),
                    (iii) and (iv) above.

               In the carrying out of this function the Manager may contract with others for data systems, processing services and other administrative services.

          (b) Use its best efforts to qualify the Capital Stock of the Fund for sale in states and jurisdictions other than those in which initially qualified, as directed by the Fund; and

          (c) Prepare stock certificates, and distribute the same as requested by shareholders of the Fund.

     The Manager will maintain records in reasonable detail that will support the amount it charges the Fund for performance of the services set forth in this
Section 6. At the end of each calendar month the Fund will pay the Manager for its performance of these services.

 7.     EXPENSES BORNE BY FUND

     The Fund will pay the following expenses:

          a. Taxes, including in case of redeemed shares any initial transfer taxes, and governmental fees (except with respect to the Fund's organization and the initial qualification and registration of its Capital Stock); a) b. Portfolio brokerage fees and incidental brokerage expenses; a) c. Interest; a) d. The fees of its independent auditor and its legal counsel, incurred subsequent to the Fund's organization and the initial qualification and registration of its Capital Stock; a) e. The fees and expenses of the Custodian of its assets; a) f. The fees and expenses of all directors of the Fund who are not persons affiliated with the Manager; and a) g. The cost of meetings of shareholders.

 8.     AVOIDANCE OF INCONSISTENT POSITION

        In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Manager nor any of the Manager's directors, officers or employees will act as a principal or agent or receive any commission.

 9.     LIMITATION OF LIABILITY OF THE MANAGER

        The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

10.     DURATION AND TERMINATION OF THIS AGREEMENT

        This Agreement shall continue in effect from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Mutual Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Fund, or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the Investment Company Act of 1940 (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

11.     AMENDMENT OF THIS AGREEMENT

        No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities and by vote of a majority of the directors who are not interested persons of the Manager, Principal Mutual Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

12.     ADDRESS FOR PURPOSE OF NOTICE

        Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Manager for this purpose shall be The Principal Financial Group, Des Moines, Iowa 50392.

13.     MISCELLANEOUS

        The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


                                    PRINCIPAL GROWTH FUND, INC.


                                    By       /s/ Arthur S. Filean

                                        Arthur S. Filean, Vice President


                                    PRINCIPAL MANAGEMENT CORPORATION


                                    By    /s/ Stephan L. Jones

                                        Stephan L. Jones, President